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       OCWEN
                    Ocwen Financial Corporation(R)
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FOR IMMEDIATE RELEASE               FOR FURTHER INFORMATION CONTACT:
                                        Paul A. Koches
                                        Sr. V.P. & General Counsel
                                        T: (561) 682-8256
                                        E: pkoches@ocwen.com
                                           -----------------

                      Ocwen Financial Corporation Announces
                     Result of Admiral Home Loan Arbitration

West Palm Beach, FL, April 25, 2003 --- Ocwen Financial Corporation (NYSE:OCN) today announced the result of an arbitration proceeding involving the former owners of Admiral Home Loan ("Claimants"). Claimants had filed a Demand for Arbitration with the American Arbitration Association claiming damages in an amount exceeding $75 million arising out of a 1997 acquisition agreement pursuant to which Ocwen Financial Services, Inc. ("OFS"), a subsidiary of the Company, acquired all of the assets of Admiral Home Loan. OFS ceased operations in 1999. An evidentiary hearing was concluded before a three-person arbitration panel on February 24, 2003. In a 2 to 1 decision issued today, the panel awarded the Claimants $6 million plus interest and costs.

Ocwen Financial Corporation is a financial services company headquartered in West Palm Beach, Florida. The Company's primary business is the servicing and special servicing of nonconforming, subperforming and nonperforming residential and commercial mortgage loans. Ocwen also specializes in the development of related loan servicing technology and software for the mortgage and real estate industries. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.


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